UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (315) 445-2282

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
          Community Bank System, Inc. (the “Company” ), the bank holding company for Community Bank, N.A., established a Delaware statutory trust subsidiary, Community Capital Trust IV (the “Trust” ), which completed the sale of $75,000,000 of trust preferred securities on December 8, 2006. The Trust issued the trust preferred securities at an annual rate equal to the three month LIBOR rate plus 1.65%. The trust preferred securities mature on December 15, 2036, and can be called without penalty beginning on December 15, 2011. The Trust simultaneously issued 2,320 shares of the Trust’s common securities to the Company for a purchase price of $2,320,000, which constitutes all of the issued and outstanding common securities of the Trust. The Trust used proceeds from the sale of the trust preferred securities and common securities to purchase the Company’s junior subordinated deferrable interest notes due 2036 (the “Debentures”). The net proceeds of the offering will be used by the Company for general corporate purposes including the early call of the $30,000,000 of fixed-rate trust preferred securities of Community Capital Trust I, in early 2007.
          The Debentures were issued pursuant to an Indenture (the “Indenture”) entered into between the Company and Wilmington Trust Company, as trustee (the “Trustee”) dated December 8, 2006, a copy of which is attached hereto as Exhibit 4.1. The terms of the Debentures are substantially the same as the terms of the trust preferred securities. The interest payments by the Company will be used by the Trust to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Company to redeem the Debenture after December 15, 2011, subject to the terms of the Indenture and other operative agreements.
          The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated December 8, 2006, a copy of which is attached hereto as Exhibit 10.1, between the Company, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and the Administrators named therein.
          Pursuant to a Guarantee Agreement dated December 8, 2006, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.2, are subordinate to all of the Company’s senior debt.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits. The following Exhibits are filed as exhibits to this Form 8-K.

Exhibit No.	Description

4.1	Indenture dated as of December 8, 2006, between Community Bank System, Inc. and Wilmington Trust Company, as trustee.

10.1	Amended and Restated Declaration of Trust dated as of December 8, 2006, among Community Bank System, Inc., as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Mark E. Tryniski, Scott A. Kingsley, and Joseph J. Lemchak as administrators.

10.2	Guarantee Agreement dated as of December 8, 2006, between Community Bank System, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.
By:	/s/ Mark E. Tryniski
	Name:	Mark E. Tryniski
	Title:	President and Chief Executive Officer

Dated: December 12, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of December 8, 2006, between Community Bank System, Inc. and Wilmington Trust Company, as trustee.

10.1	Amended and Restated Declaration of Trust dated as of December 8, 2006, among Community Bank System, Inc., as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Mark E. Tryniski, Scott A. Kingsley, and Joseph J. Lemchak as administrators.

10.2	Guarantee Agreement dated as of December 8, 2006, between Community Bank System, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.